Exhibit 99.1

SAGALIAM ACQUISITION CORP. ANNOUNCES A TEMPORARY RESTRAINING ORDER ON ITS EXTENSION PROXY SHAREHOLDER MEETING

New York, NY November 20, 2023 – Sagaliam Acquisition Corp. (NASDAQ: “SAGAU”, “SAGA”, “SAGAR”) (“we”, “us”, “our”, or the “Company”) announced today that it received a Temporary Restraining Order on its extension proxy shareholder meeting.

On November 20, 2023, the US District Court for the District of Delaware issued a Temporary Restraining Order pursuant to Rule 65(b) of the Federal Rules of Civil Procedure. Sagaliam is restrained and enjoined from convening a shareholders meeting on Nov 21, 2023 or any date thereafter to conduct a shareholder vote on a proposal to extend the Deadline Date, until a preliminary injunction is adjudicated in favor of Sagaliam.

A hearing on the portion of the Motion seeking issuance of a Preliminary Injunction is set for Dec 11, 2023 at 10 am.

In GLD Partners LP and Sponsor Member LLC vs Sagaliam Acquisition Corp, Case No. 1:99-mc-09999 filed on 7 Nov 23 (US District Court for the District of Delaware) claims are asserted that the transaction with VIRO and BGEN disenfranchises GLD of its voting rights.

The Company intends to vigorously defend the lawsuit, and believes that it has no basis in fact or law. In a 13D submitted by GLD Sponsor Member, LLC on April 25, 2023 it is disclosed that GLD Sponsor Member entered into an Insider Letter on December 20, 2022 including the provision to: “vote any shares of Common Stock owned by it in favor of any proposed Business Combination”. The extension proxy is a necessary precondition to the Business Combination Agreement, and is thus included in the parameters of the voting agreement included in the Insider Letter.

In Supraeon Investments Inc. vs Sagaliam Acquisition Corp, Case No. N23C-09-131 SKR CCLD filed on 15 Sep 23 (Superior Court of the State of Delaware) claims are asserted that the Company owes a $1,000,000 termination fee in connection with the previously proposed AEC acquisition. GLD is the controlling entity of Supraeon.

The Company intends to vigorously defend the lawsuit, and believes that it has no basis in fact or law. In an 8-K submitted by the Company on March 1, 2023 it was noted that “Sagaliam contends that it has no obligation to pay a termination fee.” It is the belief of the Company that there is no termination fee owed, and as a result of conflicts amongst multiple entities controlled by GLD, if a termination fee were to be owed, it would be owed by GLD.

About Enzolytics

Enzolytics, Inc. is a drug development company committed to commercializing its proprietary proteins and monoclonal antibodies to treat debilitating infectious diseases. The Company is advancing multiple therapeutics targeting numerous infectious diseases. One patented and clinically tested compound, ITV-1 (Immune Therapeutic Vaccine-1), is a suspension of Inactivated Pepsin Fraction (IPF), covered by U.S. Patent Nos. 8,066,982 and 7,479,538. Studies have shown it to be effective in treating HIV/AIDS. ITV-1 has also been shown to modulate the immune system.

The Company has proprietary technology for producing fully human monoclonal antibodies (mAbs) against infectious diseases which is currently being employed to produce monoclonal antibody therapeutics for treating the CoronaVirus (SARS-CoV-2), HIV-1 and the Feline Leukemia virus. The Company has also identified conserved epitopes on and has plans to produce mAbs targeting many other viruses, including HIV-2, Influenza A and B, H1N1 influenza, Respiratory syncytial virus (RSV), Small-Pox, Ebola Virus, Tetanus, Diphtheria, HTLV-1/2, Rabies, Herpes zoster, Varicella zoster, Anthrax, Mason-Pfizer monkey virus (MPMV) and Visna virus (VISNA). The Company has also analyzed epitopes of animal viruses and plans to produce mAbs for treating these animal viruses.

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About Sagaliam Acquisition Corp.

We are a blank check company incorporated under the laws of the State of Delaware on March 31, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Sagaliam intends to continue to pursue the consummation of a business combination with an appropriate target.

Forward Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations, Company’s ability to enter into a definitive business combination agreement and Company’s ability to obtain the financing necessary to consummate the potential business combination transaction. These statements are based on various assumptions and on the current expectations of Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Company. These forward-looking statements are subject to a number of risks and uncertainties, including: Company’s ability to enter into a definitive agreement with respect to the proposed business combination or consummate a transaction; the risk that the approval of the stockholders of Company for the potential transaction is not obtained; failure to realize the anticipated benefits of the potential transaction, including as a result of a delay in consummating the potential transaction or difficulty in integrating the businesses of Company; the amount of redemption requests made by Company’s stockholders and the amount of funds remaining in Company’s trust account after satisfaction of such requests; those factors discussed in Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Risk Factors,” and other documents of Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Company presently does not know or that Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Company’s expectations, plans or forecasts of future events and views as of the date hereof. Company anticipates that subsequent events and developments will cause Company’s assessments to change. However, while Company may elect to update these forward-looking statements at some point in the future, Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Company’s assessments as of any date subsequent to the date of this disclosure statement. Accordingly, undue reliance should not be placed upon the forward-looking statements.

CONTACT INFORMATION

Sagaliam Acquisition Corp.,

Barry Kostiner, Chief Executive Officer

1490 N.E. Pine Island Rd., Suite 5-D

Cape Coral, FL 33909Tel: (845) 925-4597

bkostiner@fintecham.com

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